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                                                                   Exhibit 10.18

                                    MACKENZIE

                                DEALER AGREEMENT
                            for the sale of Share of
                          THE MACKENZIE GROUP OF FUNDS

Greetings:

We are the Principal Underwriter for the shares (the "Shares") of investment companies registered under the Investment Company Act of 1940 (the "Act"). Each of the investment companies is comprised of multiple funds (referred to individually as a "Fund" and collectively as the "Funds") that represent "The Mackenzie Group of Funds." Subject to the terms of this Agreement, we hereby offer to appoint you as a non-exclusive distributor for the sale of Shares of The Mackenzie Group of Funds for which we are now, or for which we become, principal underwriter in the jurisdictions, in compliance with the applicable laws, in which you are registered as a dealer, subject in all cases to the delivery preceding or accompanying such sales of the currently effective U.S. prospectus.

SALES OF SHARES - Subject to applicable legal restrictions, you agree to use your best efforts to solicit investors for orders to purchase the Shares. In all sales of Shares made by you, you shall act as dealer with respect to investors and in no transactions shall you have any authority to act as agent for any of the Funds or for us, and nothing in this Agreement shall constitute either you or us the agent of the other or shall constitute you or any of the Funds the agent of the other.

No person is authorized to make any representation concerning any of the Funds or the Shares except those contained in the then effective prospectuses and statements of additional information ("Prospectuses"). In purchasing Shares from us, you shall rely solely on the representations contained in the Prospectuses. We shall provide you with copies of the Prospectuses, reports to Shareholders and available printed information in reasonable quantities upon request. You may solicit orders for Shares only at prices calculated as described in the Prospectuses.

ORDERS, CONFIRMATIONS AND PAYMENT FOR SHARES - Orders submitted by you shall be accepted by us at the public offering price applicable to each order, except for transactions at net asset value, determined as described in the applicable Prospectus. The minimum dollar purchase of Shares of each Fund (including Shares being acquired by your customers pursuant to the Exchange Privilege or the Reinvestment Privilege as described in the Prospectus) shall be the applicable minimum amounts described in the applicable Prospectus and no order for less than such amounts will be accepted. The public offering price shall be the net asset value per share plus any sales charge payable upon such purchase as specified in the applicable Prospectus. All orders are subject to acceptance by us and we reserve the right in our sole discretion to reject any order. We will not purchase Shares from the Funds except to cover purchase orders already received by us from broker-dealers.

You may place orders by transmitting them to the Transfer Agent through the facilities of the National Securities Clearing Corporation ("NSCC"). All orders placed with you before the close of business on the New York Stock Exchange will be transmitted by you to the NSCC by the final p.m. cutoff time, currently 7:00 p.m. Eastern time on the same day. With respect to these orders, you will furnish the investor's name, state or country of residence, the gross amount of each order or the number of Shares being purchased, and the Fund or Funds selected for investment.

Orders may also be placed by mail at the Transfer Agent, or by telephone, at our office, 700 South Federal Highway, Suite 300, Boca Raton, FL 33432. Phone: (407) 393-8900 or (800) 456-5111. Shares purchased by mail will be held in escrow for 15 days. With respect to telephone orders, you will notify us each day of orders prior to the close of the New York Stock Exchange, furnishing the investor's name, state or country of residence, and the gross amount of each order or the number of Shares being purchased.

The Transfer Agent will mail you a confirmation for each order placed, showing your name, the gross amount of each order and the name of the Fund. You will make payment to the Transfer Agent of the net amount, after deduction of your concession, within five (5) business days of placing the order. If such payment is not so received, we reserve the right, without notice, to cancel the sale, and we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make such payment. After receipt by the Transfer Agent of payment and instructions for an order, the Transfer Agent will send a "Transaction Advice" to the investor, as well as duplicate copies of the transaction advice to you.



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If any Shares sold under the terms of this Agreement are repurchased or redeemed by the Fund within seven (7) business days after the date of our confirmation, it is agreed that you shall forthwith refund to us the full concession and any other fees specified in this Agreement received by you on such sale. Upon receipt, we will pay your refund to the Fund. All sales are made subject to receipt of Share by us from the Fund. We reserve the right in our discretion, without notice, to suspend the sale of Shares or withdraw the offering of Shares entirely.

In the event you effect a telephonic redemption, or telephonic exchange of Fund Shares for Shares of another Fund on behalf of your customer, you agree to indemnify the Funds, us and the Transfer Agent for any loss, injury, damage, expense or liability as a result of acting or relying upon your telephone instructions and information.

This agreement shall replace any prior agreement between us. Your first order placed with us for the purchase of Shares will represent your acceptance of this Agreement.

SALES CONCESSION - The sales charge applicable to any sale of Fund Shares by you and the dealer concession applicable to any order from you for the purchase of Fund Shares shall be as set forth in the Prospectus.

Individual purchases are considered to include single sales to "any person" as from time to time defined in the Act and the rules and regulations thereunder. A scale of reduced sales commissions and dealer concessions may be applied on a cumulative basis to subsequent sales where the dollar amount of the subsequent sale, when added the value (calculated at current offering price) of any other Shares of the Fund and/or Shares of the other Funds distributed by Mackenzie Investment Management, Inc. (except the cash management Funds) then owned by the investor, is sufficient to qualify for the reduced sales charge. See the Prospectus for details.

You may be deemed to be an underwriter in connection with sales by you of Shares of a Fund where you receive the entire sales charge as set forth in the Prospectus and therefore you may be subject to applicable provisions of the securities Act of 1933. The amount of the total sales commission or the dealer concession or both may be changed at any time.

DISTRIBUTION SERVICES - To the extent that you provide distribution and marketing services in the promotion of the sale of Shares of any Fund which has adopted a Distribution Plan (as described in the Prospectus), including furnishing services and assistance to your customers who invest in and own Shares of any such Fund, we shall pay you a fee described in that Fund's Prospectus on Fund Shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by such Fund or its agent, designate your firm as the customer's dealer of record.

The provisions of this paragraph may be terminated with respect to any Fund in accordance with the provisions of Rule 12b-1 under the Act and thereafter no such fee will be paid to you.

APPLICABLE LAWS - This Agreement is conditioned upon your representation and warranty that you are a member of the National Association of Securities Dealers, Inc. or, in the alternative, that you are a foreign dealer not eligible for membership in that Association. You and we agree to abide by the rules and regulations of the National Association of Securities Dealers, Inc., including Rule 26 of its Rules of Fair Practice, and all applicable state and Federal laws, rules and regulations, as well as the rules and regulations of the government and all authorized agencies having jurisdiction over the sales of Shares made by you. You agree to indemnify and hold the Funds, their investment advisors and us harmless from loss or damage resulting from any failure on your part to comply with the applicable laws.

The Funds generally maintain effective registrations in all of the United States. If it is necessary to register or qualify the Shares in other jurisdictions in which you intend to offer the Shares, it will be your responsibility to arrange for and to pay the cost of such registration or qualification; prior to any such registration or qualification, you will notify us of your intent and of any limitations that might be imposed on the Funds, and you agree not to proceed with such registration or qualification without the written consent of the Funds and of ourselves.

TAX REPORTING - Mackenzie Investment Management Inc. and the Transfer Agent, on behalf of the Funds, will be responsible for reporting dividends and distributions to registered owners of the Shares. If you are a registered owner of Shares held in "street name," you will be required to prepare and send to each beneficial owner of such Shares, dividend and distribution reports relating to the Shares owned by such beneficial owner.

RECORDS - You agree to maintain records of all sales of Shared made through you and to furnish us with copies of each record on request.


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TERMINATION - This agreement may be terminated by either of us, at any time, upon written notice. We reserve the right, without notice, to amend or modify this Agreement.

NOTICES AND COMMUNICATIONS - All communications to us shall be sent to the address listed on this document. Any notice to you shall be duly given if mailed or telegraphed to you at the address set forth below (or such other addresses of which you shall notify us in writing).

The undersigned hereby accepts the offer contained in the above Agreement and agrees to abide by the foregoing terms and conditions:


Dealer:
        -------------------------------

Address:
        -------------------------------


City/State/Zip:
               ------------------------


By:
   -----------------------------------
    Signature of Principal

                                           MACKENZIE INVESTMENT MANAGEMENT INC.
By:
    ---------------------------------
    Name and Title of Principal
    (Please Print)

Date:                                      By: /s/
     ---------------------------------        ----------------------------------
                                              Authorized Signature

Phone:                                     Date:
      --------------------------------          --------------------------------

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                          AMENDMENT TO DEALER AGREEMENT

                          THE MACKENZIE GROUP OF FUNDS
Gentlemen:

Effective January 1, 1992, Mackenzie Investment Management Inc. ("Mackenzie") became Principal Distributor for the shares of Ivy Fund.

This is to inform you that the DEALER AGREEMENT between you firm and Mackenzie, which provides for the sale of shares of Industrial Series Trust and the Mackenzie Funds, Inc., is hereby amended so as to provide also for the sale of shares of Ivy Fund.

The heading and introductory paragraph have been amended, as appropriate, to include reference to sale of any shares for which Mackenzie Investment Management Inc. is Principal Distributor.

The remaining provisions of the DEALER AGREEMENT remain unchanged. Your first order placed with us for the purchase of shares of Ivy Fund will represent your acceptance of this amendment.




                                              MACKENZIE INVESTMENT
                                              MANAGEMENT INC.




January 1, 1992                               By:  /s/ Michael C. Landry
                                                  -----------------------------
                                                  TITLE:  President


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                          AMENDMENT TO DEALER AGREEMENT

                          THE MACKENZIE GROUP OF FUNDS

                                April ____, 1993

In connection with the distribution by you of any shares of a Fund sold subject to a contingent deferred sales charge, which may now or hereafter be offered by us, the Dealer Agreement for The Mackenzie Group of Fund between you and Mackenzie Investment Management Inc. is hereby amended and supplemented as follows, effective immediately. In place of your signing and returning a duplicate copy of this Amendment, we shall consider your first order on or after April ___, 1993 as acceptance of the Agreement as amended.

1. The this sentence of the first paragraph under the caption "ORDERS, CONFIRMATIONS AND PAYMENT FOR SHARES" in the Agreement is deleted and replaced with the following sentence, "The public offering price shall be as specified in the then current Fund Prospectus."

2. The first paragraph under the caption "DISTRIBUTION SERVICES" is deleted and replaced with the following paragraph:

         Certain of the Funds (as well as classes thereof) have adopted Distribution Plans pursuant to which we, on behalf of each such Fund, will pay a service fee and, in the case of Class B shares, a trail commission to dealers in accordance wit the provisions of such Funds' Distribution Plans. The provisions and terms of the Funds' Distribution Plans are described in their then current Prospectuses, and you hereby agree that we have made no representations to you with respect to the Distribution Plan of such Funds in addition to, or conflicting with, the description set forth in their then current Prospectus.

4. With respect to Funds offering shares both subject to a front-end sales charge ("Class A shares") and shares subject to a contingent deferred sales charge ("Class B shares"), you shall conform to the compliance standards attached hereto.


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         The following is added after the first sentence of the section captioned "TERMINATION":

         You agree (notwithstanding the provisions of the prior sentence hereof) that this Agreement shall automatically terminate without notice upon your: (a) filing of a petition in bankruptcy or a petition seeking any reorganization, arrangement composition, readjustment, liquidation, dissolution or similar relied under any present or future bankruptcy, reorganization, insolvency or similar statute, law or regulation; or
         (b) seeking the appointment of any trustee, conservator, receiver, custodian or liquidator for you or for all or substantially all of your properties. Likewise, you agree (notwithstanding the first sentence of this Termination section) the: (w) if a proceeding is commenced against you seeking relief or an appointment of a type described in the immediately preceding two sentences; or (x) if a trustee, conservator, receiver, custodian or liquidator is appointed for you or for all or substantially all of your properties; or (y) if an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against you; or (z) if you are a registered broker-dealer and (i) the Securities and Exchange Commission (the "SEC") shall revoke or suspend your registration as a broker-dealer, (ii) any national securities exchange or national securities association shall revoke or suspend your membership, or
         (iii) under any applicable net capital rule of the SEC or of any national securities exchange, your aggregate indebtedness shall exceed 1000% of your net capital, this Agreement shall automatically terminate. You agree that you will immediately advise us of any such proceeding, appointment, application revocation, suspension or indebtedness level.